Exhibit 10.8(o)
FIFTEENTH AMENDMENT TO LOAN AND SERVICING AGREEMENT
     THIS FIFTEENTH AMENDMENT TO LOAN AND SERVICING AGREEMENT, dated as of December 21, 2007 (this “Amendment”), is entered into among TRM Inventory Funding Trust (“Borrower”), TRM ATM Corporation, in its individual capacity (“TRM ATM”) and as Servicer (in such capacity, “Servicer”), Autobahn Funding Company LLC (“Lender”), DZ Bank AG Deutsche Zentral-Genossenschaftsbank, as Administrative Agent (in such capacity, “Administrative Agent”) and as Liquidity Agent (in such capacity “Liquidity Agent”), and U.S. Bank National Association, as Collateral Agent (“Collateral Agent”).
RECITALS
          Borrower, TRM ATM, Servicer, Lender, Administrative Agent, Liquidity Agent and Collateral Agent are each a party to that certain Loan and Servicing Agreement, dated as of March 17, 2000 (as amended, the “Agreement”); and
          The parties to the Agreement desire to amend the Agreement as hereinafter set forth.
AGREEMENT
          1. Certain Defined Terms. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Agreement.
          2. Amendments to Agreement. Effective as of Effective Date (as defined in Section 3 below), the definition of “Excess Concentrations” in the Agreement shall be amended and restated in its entirety as follows:
     2.1 “Excess Concentrations” means, at any time, the sum of (a) the aggregate of all Cash stored in any single ATM in excess of the lesser of (A) the applicable insurance coverage with respect to the Cash stored in such ATM and (B) $80,000 (provided that if (I) such ATM is in a location where security or other personnel are employed to monitor such ATM 24 hours a day, the limit specified in clause (B) shall be $160,000 or (II) such ATM is located in a casino, the limit specified in clause (B) shall be $300,000), (b) in the event that more than 25% of the ATMs are located in or on property owned or operated (directly or indirectly) by a single Person (other than the Pantry Entities or the Cumberland Entities) or in facilities owned or operated (directly or indirectly) by the same retailer (other than the Pantry Entities or the Cumberland Entities), an amount of Cash equal to the product of (i) the average amount of Cash in all such ATMs and (ii) the number of such ATMs in excess of such 25% level, (c) in the event that more than 60% of the ATMs are located in or on property owned or operated (directly or indirectly) by the Pantry Entities or in facilities owned or operated (directly or indirectly) by the Pantry Entities, an amount of Cash equal to the product of (i) the average amount of Cash in all such ATMs and (ii) the number of such ATMs in excess of such 60% level, (d) in the event that more than 35% of the ATMs are located in or on property owned or operated (directly or indirectly) by the Cumberland Entities or in facilities owned or operated (directly or indirectly) by the Cumberland Entities, an amount of Cash equal to the product of (i) the average amount of Cash in all such ATMs and (ii) the number of such ATMs in excess of such 35% level, (e) in the event that more than 10% of the ATMs have greater than $60,000 in Cash, an amount of Cash equal to the product of (i) the average amount of Cash in all such ATMs and (ii) the number of such ATMs in excess of such 10% level, (f) in the event that more than 2% of the ATMs have greater than $100,000 in Cash, an amount of Cash equal to the product of (i) the average amount of Cash in all such ATMs and (ii) the number of such ATMs in excess of such 2% level, and (g) in the event that more than 5% of the ATMs have greater than $60,000 in Cash and are located in a single State, an amount of Cash equal to the product of (i) the average amount of Cash in all such ATMs and (ii) the number of such ATMs in excess of such 5% level.

          3. Conditions to Effectiveness and Retroactive Application of Amendments. This Amendment shall become effective as of the date first written above (the “Effective Date”) when the Administrative Agent shall have received counterparts of this Amendment, duly executed by all parties hereto.
          4. Representations and Warranties. Each of the Borrower, TRM ATM and Servicer represents and warrants to the other parties hereto that (a) each of the representations and warranties of such Person set forth in the Agreement is true and correct as of the date of the execution and delivery of this Amendment by such Person, with the same effect as if made on such date, (b) the execution and delivery by such Person of this Amendment and the performance by such Person of its obligations under the Agreement, as amended hereby (as so amended, the “Amended Agreement”), (i) are within the powers of such Person, (ii) have been duly authorized by all necessary action on the part of such Person, (iii) have received all necessary governmental approval and (iv) do not and will not contravene or conflict with (A) any provision of law or the certificate of incorporation or by-laws or other organizational documents of such Person or (B) any agreement, judgment, injunction, order, decree or other instrument binding on such Person and (c) the Amended Agreement is the legal, valid and binding obligation of such Person enforceable against such Person in accordance with its terms.
          5. Effect of Amendment. Except as expressly amended and modified by this Amendment, all provisions of the Agreement shall remain in full force and effect. After this Amendment becomes effective, all references in the Agreement to “this Agreement,” “hereof,” “herein” or words of similar effect referring to the Agreement shall be deemed to be references to the Agreement as amended by this Amendment. This Amendment shall not be deemed to expressly or impliedly waive, amend or supplement any provision of the Agreement other than as set forth herein.
          6. Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, and each counterpart shall be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.
          7. Governing Law. This Amendment shall be governed by, and construed in accordance with, the law of the State of New York without regard to any otherwise applicable principles of conflict of laws.
          8. Section Headings. The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment, the Agreement or any provision hereof or thereof.
     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

TRM INVENTORY FUNDING TRUST

By:	Wilmington Trust Company, not in its
individual capacity, but solely as Owner
Trustee

By:	/s/ Michael G. Oller, Jr.
Name: Michael G. Oller, Jr.
Title: Senior Financial Services Officer

TRM ATM CORPORATION

By:	/s/ Michael J. Dolan

Name: Michael J. Dolan
Title: Chief Financial Officer

AUTOBAHN FUNDING COMPANY LLC

By:	DZ Bank AG Deutsche Zentral-
Genossenschaftsbank, as its attorney-in-fact

By:	/s/ Sandeep Srinath

Name: Sandeep Srinath

Title: Vice President

By:	/s/ Christian Haesslein

Name: Christian Haesslein
Title: Assistant Vice President

DZ BANK AG DEUTSCHE ZENTRAL-
GENOSSENSCHAFTSBANK,
as Administrative Agent and Liquidity Agent

By:	/s/ Sandeep Srinath

Name: Sandeep Srinath
Title: Vice President

By:	/s/ Christian Haesslein

Name: Christian Haesslein
Title: Assistant Vice President

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Toby Robillard

Name: Toby Robillard
Title: Vice President

December 21, 2007
Wilmington Trust Company,
  not in its individual capacity
  but solely as Owner Trustee
Rodney Square North
1100 North Market Street
Wilmington, Delaware 19890-0001
Attention: Corporate Trust Administration
Re: Fifteenth Amendment to Loan and Servicing Agreement
     We refer (i) to the Deposit Trust Agreement, dated as of March 14, 2000 (the “Trust Agreement”), among TRM ATM Corporation, as Administrator, GSS Holdings, Inc., as Depositor, and Wilmington Trust Company, not in its individual capacity but solely as owner trustee (the “Owner Trustee”) and (ii) the Administration Agreement, dated as of March 17, 2000 (the “Administration Agreement”) between TRM Inventory Funding Trust and TRM ATM Corporation, as Administrator (the “Administrator”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in or by reference in the Trust Agreement.
     The undersigned, being the Administrator of the Trust pursuant to the Administration Agreement, hereby requests and directs you, as Owner Trustee, to execute and deliver the Fifteenth Amendment to the Loan and Servicing Agreement, in such form as may be tendered to the Owner Trustee by Mayer Brown LLP. By acknowledging below, the Certificateholders acknowledge, agree and consent to your execution of such documents, and join in giving the instruction and direction set forth in the preceding sentence.
     In order to induce you to take the foregoing action, we hereby agree to indemnify Wilmington Trust Company, its directors, officers, employees, and agents (individually, an “Indemnitee”) for, and agree to hold each Indemnitee harmless against, any liability, loss or expense (including, without limitation legal and other professional fees and expenses) incurred by an Indemnitee in connection with or arising out of the taking by Wilmington Trust Company, as Owner Trustee, of the foregoing requested action, all in accordance with Section 6.9 of the Trust Agreement.
     This letter of instruction may be executed in any number of counterparts, each of which when executed and delivered shall be an original, but all of which together shall constitute but one and the same instrument.

Very truly yours, TRM ATM CORPORATION, as Administrator
By:	/s/ Michael J. Dolan
	Name:	Michael J. Dolan
	Title:	Chief Financial Officer

Acknowledged, Agreed and Consent to:
AUTOBAHN FUNDING COMPANY LLC
By: DZ Bank AG Deutsche Zentral-Genossenschaftsbank,
As its attorney-in-fact

By:	/s/ Sandeep Srinath

Name: Sandeep Srinath
Title: Vice President

By:	/s/ Christian Haesslein

Name: Christian Haesslein
Title: Assistant Vice President

GSS HOLDINGS, INC.

By:	/s/ Bernard J. Angelo
Name: Bernard J. Angelo
Title: Vice President